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                                                                     EXHIBIT 5.1

   [Letterhead of Wilson Sonsini Goodrich & Rosati, Professional Corporation]

                               February 12, 2002

Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, California 94085

        RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 12, 2002 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,204,229 shares of common stock, par value $0.001, of Simplex Solutions, Inc. (the "Shares"), reserved for issuance under the 2001 Incentive Stock Plan, 2001 Employee Stock Purchase Plan and 2002 Nonstatutory Stock Option Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares under the Plans and pursuant to the agreements related thereto.

        It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement including any prospectus constituting a part thereof and any subsequent amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati